As filed with the Securities and Exchange Commission on December 24, 2002
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
            ---------------------------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------
                           PAR TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)
          -------------------------------------------------------------
              Delaware                                   16-1434688
    (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                 Identification Number)
                               PAR Technology Park
                              8383 Seneca Turnpike
                           New Hartford, NY 13413-4991
                                 (315) 738-0600
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
            --------------------------------------------------------
                               John W. Sammon, Jr.
                  Chairman of the Board, President and Director
                           PAR Technology Corporation
                               PAR Technology Park
                              8383 Seneca Turnpike
                           New Hartford, NY 13413-4991
                                 (315) 738-0600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------
Copies of all communications, including all communications sent to the agent for service, should be sent to:
                              KATHY A. FIELDS, ESQ.
                            TIMOTHY C. MAGUIRE, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                            Telephone: (617) 248-7000
                            Facsimile: (617) 248-7100

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                Proposed Maximum    Proposed Maximum     Amount of
Title of Shares  Amount to be   Offering Price Per  Aggregate Offering  Registration
  Registered      Registered        Share(FN1)          Price(FN1)        Fee(FN2)
  ----------      ----------        ----------          ----------        --------
Common Stock,
$0.02 par value
per share (FN2)     508,019           $ 7.03          $ 3,571,373.57      $ 328.57

(FN1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(FN2)Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low prices per share of the common stock of PAR Technology Corporation on the New York Stock Exchange on December 19, 2002.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED DECEMBER 24, 2002
[OBJECT OMITTED]

                                   PROSPECTUS


                           PAR Technology Corporation


                                 508,019 Shares

                                  Common Stock


     The selling stockholders identified in this prospectus are offering for sale up to 508,019 shares of our common stock. We will not receive any proceeds from the sale of these shares by the selling stockholders.

     The selling stockholders acquired the offered shares directly from PAR Technology Corporation and a stockholder of the Company in a private placement that closed on December 3, 2002. The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

     Our common stock is traded on the New York Stock Exchange under the symbol "PTC." On December 24, 2002, the closing sale price of our common stock on the New York Stock Exchange was $6.85 per share.

                            ------------------------

                  Investing in our common stock involves risk.
                    See "Risk Factors" beginning on page __.

                            ------------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

               The date of this prospectus is December 24, 2002.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                            ------------------------

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----

PAR Technology Corporation.............................................     1
Risk Factors...........................................................     2
Special Note Regarding Forward Looking Statements......................     7
Use of Proceeds........................................................     8
Selling Stockholders...................................................     8
Plan of Distribution...................................................     9
Legal Matters..........................................................    12
Experts................................................................    12
Incorporation of Certain Information by Reference......................    12
Available Information..................................................    13


                            ------------------------


     The terms "we," "our," and "us" refer to PAR Technology Corporation and its wholly-owned subsidiaries, unless the context suggests otherwise.

                           PAR TECHNOLOGY CORPORATION


     We are a leading provider of professional services and enterprise business intelligence applications. We develop, market and support hardware and software products that improve the ability of business professionals to make timely, fact-based decisions. We are the world's largest supplier of Point-of-Sale systems to the quick service restaurant market with over 30,000 systems installed in 95 countries spanning the globe.

     We are also a leading government contractor, providing computer-based system design and engineering services to the Department of Defense and other United States federal government agencies. Through our government-sponsored research and development, we have created significant technologies with commercial uses.

     Our common stock is traded on the New York Stock Exchange under the symbol "PTC." Our corporate headquarters offices are located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991; telephone number (315) 738-0600.

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks may also impair our business operations. In evaluating our business and before you decide to buy our common stock, you should carefully consider the following risks, in addition to the other information contained in this prospectus and the other documents incorporated by reference into this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.

We have a small concentration of customers that accounts for a majority of our net revenues in each period.

     A small number of customers has historically accounted for a majority of our net revenues in any given fiscal period. For the nine months ended September 30, 2002, aggregate sales to our top two restaurant segment customers, McDonald's and Yum!Brands, amounted to 31%, and 22% respectively, of net revenues. For the nine months ended September 30, 2001, sales to these two customers accounted for 31% and 23%, respectively, of net revenues. No customer is obligated to make any minimum level of future purchases from us or to provide us with binding forecasts of product purchases for any future period. In addition, major customers may elect to delay or otherwise change the timing of orders in a manner that could adversely effect quarterly and annual results of operations. There can be no assurance that our current customers will continue to place orders with us, or that we will be able to obtain orders from new customers. The loss of, or reduced sales to, any one or more of our major customers could materially and adversely affect our business, operating results and financial condition.

We experience fluctuations in quarterly operating results.

     We have experienced and we expect to continue to experience quarterly fluctuations in our net revenues and net income. Due to the dynamics associated with the year-end capital budget planning of many of our restaurant management systems customers and the preference of some restaurant customers to install new systems between the busy summer and Christmas seasons, we have historically recorded higher volume of restaurant systems sales and overall net income during the second half of the year. Major restaurant customers may, however, elect to delay purchases of our products. If for any reason our sales are below seasonal norms during our fourth fiscal quarter, our annual operating results could be adversely affected. Our quarterly operating results may also vary as a result of factors such as the timing or cancellation of customer orders, especially from major customers; delays in order placement on the part of major customers in anticipation of the introduction of our new products; price reductions by us or by our competitors; the market acceptance of newly-introduced products; significant fluctuation in the pricing of components of our products; and
introductions of new or enhanced products from our competitors. Because a high percentage of our costs, including personnel and facilities costs, are relatively fixed, variations in the timing of orders and shipments can cause significant variations in quarterly financial results.

We may be unable to continue to produce new products that keep pace with rapid technological developments and changing market conditions.

     The products we sell are subject to rapid and continual technological change. The products that are available from our competitors have increasingly offered a wider range of features and capabilities. We believe that in order to compete effectively we must provide compatible systems incorporating new technologies at competitive prices. There can be no assurance that we will be able to continue funding research and development at levels sufficient to enhance our current product offerings or will be able to develop and introduce on a timely basis new products that keep pace with technological developments and emerging industry standards and address the evolving needs of customers. There can also be no assurance that we will not experience difficulties that will result in delaying or preventing the successful development, introduction and marketing of new products in our existing markets or that our new products and product enhancements will adequately meet the requirements of the marketplace or achieve any significant degree of market acceptance. Likewise, there can be no assurance as to the acceptance of our products in new markets, nor can there be any assurance as to the success of our penetration of these markets, or to the revenue or profit margins with respect to these products. Our inability, for any reason, to develop and introduce new products and product enhancements in a timely manner in response to changing market conditions or customer requirements could materially adversely affect our business, operating results and financial condition. In the event that there is no longer a market for the our software products, we could be required to record a charge against capitalized software costs, which amount to $1,753,000 at September 30, 2002.

We depend on government contracts for part of our revenue.

     For the nine months ended September 30, 2002 and 2001, we derived 27% of our net revenues from contracts for the provision of technical products and services to United States government agencies and defense contractors. The government contracting business is subject to various risks. In particular, contracts with United States government agencies typically provide that such contracts are terminable for the convenience of the government. If the government terminated a contract on this basis, we would be entitled to receive payment for our allowable costs and, in general, a proportionate share of our fee or profit for work actually performed. Our business with United States government agencies is also subject to other risks unique to the defense industry, such as reduction, modification or delays of contracts or subcontracts, as the requirements, budgets, policies or regulations of those agencies change. We may perform work prior to formal authorization, or the contract prices may be adjusted for increased work scope or change orders. Additionally, the Defense Contract Audit Agency regularly audits our accounting records and other documentation relevant to government contracts. Although such audits have been completed through our fiscal year 2000 and have not resulted in any material adjustments, future audits of open fiscal years could result in adjustments to contracts and fees. Finally, many of our competitors are, or are subsidiaries of, companies such as Lockheed-Martin, Raytheon, Northrop-Grumman (which includes Litton-PRC-TASC), BAE, Boeing and SAIC. These companies are larger and have substantially greater financial resources than we do. We also compete with smaller companies that target particular segments of the government market. These companies may be better positioned to obtain contracts through competitive proposals.

We depend on suppliers for key components in our restaurant business.

     The inability to obtain sufficient components or subassemblies as required, or to develop alternative sources of supply if and as required in the future, could result in delays or reductions in product shipments that could materially and adversely affect our operating results and damage customer relationships. We assemble our products from standard components such as integrated circuits, and fabricated parts such as printed circuit boards, metal parts and castings, most of which are manufactured to our specifications. We depend on outside suppliers for the continued availability of our required components and parts. Although most items are generally available from a number of different suppliers, we purchase certain components from only one supplier. Items purchased from only one supplier include certain printers, base castings and electronic components. If this supplier should cease to supply an item, we believe that new sources could be found to provide the components. However, the added cost and manufacturing delays could negatively affect our business. There can be no assurance that delays in delivery due to supply shortages will not occur in the future.

We face extensive competition in the markets in which we operate.

     There are currently five major suppliers who offer restaurant management systems similar to ours. Some of these competitors are larger than we are and have access to substantially greater financial and other resources than we do, and consequently may be able to obtain more favorable terms than we can for components and subassemblies incorporated into their restaurant technology products. The rapid rate of technological change in the restaurant market makes it likely that we will face competition from new products designed by companies not currently competing with us. Such products may have features not currently available on our restaurant products. We believe that our competitive ability depends on our total solution offering, our product development and systems integration capability, our direct sales force and our customer service organization. There is no assurance that we will be able to compete effectively in the restaurant technology market in the future.

     Our government contracting business competes with a large number of companies of various sizes for government contracts. Our government contracting business has been focused on niche offerings, primarily signal and image processing and engineering services. There are no assurances that we will continue to win government contracts as a prime contractor or subcontractor. Additionally, there are no assurances that the United States government agencies will continue to seek providers of services in the areas in which we have expertise.

Much of our revenue is generated through our relationship with the restaurant industry, which is a cyclical market.

     For the nine months ended September 30, 2002 and 2001, 73% of our net revenues are related to the restaurant industry, particularly the Quick Service Restaurant (QSR) industry. Our restaurant technology product sales are dependent in large part on the health of this industry, which in turn is dependent on the domestic and international economy, as well as factors such as consumer buying preferences and weather conditions. There can be no assurance that profitability and growth will improve. The QSR market is affected by a variety of factors, including war, global and regional instability, natural disasters and general economic conditions. Adverse developments in the restaurant industry could materially affect our restaurant systems business, operating results and financial condition.

A downturn in general economic conditions would have a negative effect on our revenue and operating results.

     We are sensitive to general downward swings in the overall economy and particularly in the QSR industry. Although we believe we can assist the quick service sector of the restaurant industry in a competitive environment, demand for our products and services could be disproportionately affected by instability or downturns in the restaurant market which may cause clients to exit the industry or delay, cancel or reduce planned expenditures for our products.

Current geopolitical instability and the continuing threat of domestic and international terrorist attacks may adversely impact our revenues.

     International tensions, exacerbated by the possibility of war in the Middle East, contribute to an uncertain political and economic climate, both in the United States and globally, which may affect our ability to generate revenue on a predictable basis. In addition, recent terrorist attacks internationally have contributed to continued international tensions and uncertainty, while continued terrorist threats in the United States have fueled economic uncertainty. In the event of future acts of violence, we cannot predict the effect on our business and on the demand for our products. As we sell products both in the United States and internationally, the threat of future terrorist attacks may adversely affect our business. In addition, we cannot determine how a war between the United States and a foreign nation would influence our revenues. The potential for depressed economic conditions and a loss of sales in connection with a war would likely materially adversely affect our business, results of operations and financial condition.

International sales account for a portion of our revenues.

     For the nine months ended September 30, 2002, our net revenues from sales outside the United States were $10,460,000, accounting for approximately 10.3% of our net revenues. For the nine months ended September 30, 2001, sales outside the United States were $11,663,000, accounting for approximately 14.1% of our net revenues. We anticipate that international sales will continue to account for a significant portion of sales. We intend to continue to expand our operations outside the United States and to enter additional international markets, which will require significant management attention and financial resources. Our operating results are subject to the risks inherent in international sales, including, but not limited to, regulatory requirements, political and economic changes and disruptions, geopolitical disputes and war, transportation delays, difficulties in staffing and managing foreign sales operations, and potentially adverse tax consequences. In addition, fluctuations in exchange rates may render our products less competitive relative to local product offerings, or could result in foreign exchange losses, depending upon the currency in which we sell our products. There can be no assurance that these factors will not have a material adverse effect on our future international sales and, consequently, on our operating results.

We depend on proprietary technology.

     Our success and ability to compete is dependent in part upon our ability to protect our proprietary technology. We rely on a combination of patent, copyright and trade-secret laws and non-disclosure agreements to protect our proprietary technology. We generally enter into confidentiality or license agreements with our employees, distributors, customers and potential customers and limit access to and distribution of our software, documents and other proprietary information. There can be no assurance that the steps we take to protect our proprietary rights will be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. We are also subject to the risk of adverse claims and litigation alleging infringement of the proprietary rights of other parties. Additionally, we periodically review recent patents that have been issued to third parties. As a result of such reviews, we have from time to time, identified and investigated the validity and scope of issued patents for technologies similar to, or related to, our technologies. Although we believe that we do not infringe the valid patents of others, there can be no assurance that third parties will not assert infringement claims in the future with respect to our current or future products or that any such claim will not require us to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. No assurance can be given that any necessary licenses will be available or that, if available, such licenses can be obtained on commercially reasonable terms. The failure to obtain such royalty or licensing agreements on a timely basis would have a material adverse effect upon our business, results of operations and financial condition.

We rely and depend on recruiting and retaining our key personnel.

     Our future success and potential growth depend in part on our ability to retain our key management and technical and sales personnel and to recruit, train and retain sufficient numbers of other highly-qualified managerial, technical and sales personnel on a continuing basis. There can be no assurance that we will be able to retain our key management, technical, and sales personnel or that we will be able to attract and retain sufficient numbers of other highly qualified managerial, technical, and sales personnel. An inability to retain or attract such personnel could materially adversely affect our business, operating results, and financial condition. In addition, our ability to manage potential growth successfully will require us to attract additional experienced managerial, technical, and sales personnel and to continue to improve our operational, management, and financial systems and controls.

The existing officers and directors have a predominant ownership position.

     Our existing officers, directors, and related parties currently control approximately 57.9% of the outstanding common stock. As a result, they will be able to exert significant influence on our activities. Dr. John W. Sammon, Jr., Chairman of the Board of Directors and President of the Company, and members of his immediate family control approximately 52% of our outstanding common stock. Because Dr. Sammon is currently the largest stockholder, he has significant influence with respect to the election of directors and approval or disapproval of fundamental corporate decisions, including any potential change in control.

We may be found in violation of environmental regulations.

     We are subject to a variety of federal, state and local governmental regulations relating to the use, storage, discharge, and disposal of toxic, volatile or otherwise hazardous chemicals used in the manufacturing process. Any failure by us to control the use of, or adequately restrict the discharge of, hazardous substances, or otherwise comply with environmental regulations, could subject us to significant future liabilities. In addition, although we believe that our past operations conformed with the applicable environmental laws and regulations in effect at that time, there can be no assurance that we have not in the past violated applicable laws or regulations, which violations could result in remediation or other liabilities.

Our stock price may fluctuate.

     The price of our common stock historically has experienced significant volatility due to fluctuations in revenues and earnings, other factors relating to our operations and the market's changing expectations for our growth. The limited number of shares available for sale and purchase in the open market, overall equity market conditions and the conditions relating to the market for technology stocks generally, and other factors unrelated to our operations have also historically influenced our stock price. Such fluctuations are expected to continue. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of securities issued by many technology companies, often for reasons unrelated to the operating performance of the specific companies. The recent downward trend in the stock market may continue to adversely effect the price of our common stock.

We may not be an attractive target for acquisition proposals.

     Certain provisions of our Certificate of Incorporation, as amended, and By-Laws could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then-current market value of our common stock. Such provisions may also inhibit fluctuations in the market price of our common stock that could result from takeover attempts. In addition, the Board of Directors, without further stockholder approval, may issue preferred stock that could have the effect of delaying, deterring or preventing a change in control. An issuance of preferred stock could also adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no present plans to issue any preferred stock. Accounting irregularities may affect our business and share price.

     Accounting irregularities may contribute to public skepticism of business practices, in general, and create downward pressure on our stock price. In the wake of recent accounting scandals, the market is uniquely susceptible to reports of accounting irregularities despite the recent enactment of additional federal statutes and regulations. Although we consistently employ sound business and accounting practices, we cannot predict whether we will be required to present a restatement in the future, nor can we guarantee that we will not fall under scrutiny or experience the effects of the volatile market.

Changes in accounting principles and securities laws and regulations may adversely effect our financial results and increase our costs.

     We prepare our financial statements in conformity with accounting principles generally accepted in the United States. These accounting principles are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission and various bodies formed to interpret and create appropriate accounting policies. A change in these policies or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. In addition, the Sarbanes-Oxley Act of 2002 which was enacted in July 2002, requires changes in some of our corporate governance practices, and complying with the rules and regulations promulgated under this Act will likely increase our costs. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, further delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for our products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in our filings with the Securities and Exchange Commission. See "Risk Factors."

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution." The principal purpose of this offering is to effect an orderly disposition of the shares of our common stock being offered and sold from time to time by the selling stockholders.


                              SELLING STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the number of shares that the selling stockholders own as of such date, the number of shares owned by the selling stockholders that may be offered for sale from time to time by this prospectus, and the number of shares to be held by the selling stockholders assuming the sale of all of the shares offered hereby. There can be no assurance that the selling stockholders will sell all or any of the shares registered hereunder as the stockholders may sell all or part of their shares pursuant to this prospectus.

                                    Shares Beneficially           Shares         Shares Beneficially
                                 -------------------------      Pursuant To     --------------------
Selling Stockholder                Number (FN2)  Percent       This Prospectus    Number      Percent
-------------------                -----------   -------       ---------------    ------      -------

E *Capital Corporation (FN2)         426,449       5.11%          356,849         69,600         *
Edward W. Wedbush (FN2)(FN3)          98,670       1.18%           47,170         51,500         *
Gary S. Siperstein and Mynde S.      157,500       1.89%           53,000        104,500       1.25%
Siperstein(FN4)
Gary S. Siperstein(FN4)(FN5)         259,850       3.11%                0        259,850       3.11%
S. Harry Siperstein                   40,000         *             22,000         18,000         *
Charles H. Tanner                     32,000         *             25,000          7,000         *

-------------------------------------
*Represents less than 1% of the outstanding shares.

(FN1)The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right.
(FN2)E*Capital Corporation and Edward W. Wedbush have reported their holdings as a group on a Report of Beneficial Ownership on Schedule 13G. E*Capital Corporation is the parent company of Wedbush Morgan Securities, Inc. Mr. Wedbush is the chairman of E*Capital Corporation and owns a majority of its outstanding shares. Accordingly, Mr. Wedbush may be deemed the beneficial owner of shares owned by E*Capital Corporation. However, Mr. Wedbush has disclaimed beneficial ownership of the shares held by E*Capital Corporation.
(FN3)Held by Edward W. Wedbush as trustee for the Wedbush Morgan Securities, Inc. Employee Profit Sharing Retirement Plan.
(FN4)Excludes 1,650 shares held by Gary S. Siperstein as custodian for his minor children or in charitable foundation controlled by his family, as to which Gary S. Siperstein and Mynde S. Siperstein disclaim beneficial ownership.
     (5) Shares held by clients of Eliot Rose Asset Management, LLC, an investment advisory firm registered under section 203 of the Investment Advisers Act of 1940 and of which Mr. Siperstein in the principal. As such, Mr. Siperstein may be deemed to be the beneficial owner of these shares by reason of his shared investment power. Mr. Siperstein disclaims beneficial ownership of all of these shares.

-------------------------------------

     On December 3, 2002, we sold an aggregate of 383,019 shares of our common stock and J. Whitney Haney sold for his personal account 125,000 shares of our common stock to the selling stockholders at $5.30 per share for an aggregate consideration of $2,692,500.70 in a private placement. We are filing this registration statement to register, and the selling stockholders are offering, for public sale these 508,019 shares of our common stock currently held by the selling stockholders.

     The selling stockholders have represented to us that they acquired the shares as principal for their own accounts, for investment and not with a view to, or for resale in connection with, any distribution or public offering of the shares in violation of the Securities Act of 1933, as amended. In recognition of the fact, however, that the selling stockholders may want to be able to sell the shares when, and if, they consider it appropriate, in connection with the stock purchase agreements by and among the selling stockholders and us, we agreed to file this registration statement with the Securities and Exchange Commission to effect the registration of the resale of the 508,019 shares of common stock under the Securities Act and to use our reasonable best efforts to keep this registration statement effective until the earliest of (i) the date on which all of the shares have been sold, (ii) the first date on which all of the then remaining unsold shares are able to be sold within a 90-day period pursuant to Rule 144 of the Securities Act, or (iii) December 3, 2004.

     Except as noted above and based on representations by the selling stockholders, to the best of our knowledge, no selling stockholder had a material relationship with us or any of our affiliates within the three-year period ending on the date of this prospectus.


                              PLAN OF DISTRIBUTION

     The shares of our common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders for their own account. The term "selling stockholders" includes permitted pledgees, donees, transferees, designees, beneficiaries, distributees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder. In addition, certain of the selling stockholders are corporations or partnerships that may, in the future, distribute their shares to their shareholders or partners, respectively. Those shares may later be sold by those shareholders or partners.

     The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the New York Stock Exchange, or other exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:


o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers, which may include long or short sales effected after the filing of the registration statement of which this prospectus is a part;

o cross trades or block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o    in privately negotiated transactions;

o    in options transactions;

o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales affected through agents;

o    any combination of the foregoing practices; or

o    any other lawful method.

     In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. Any profits realized by the selling stockholders and compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain jurisdictions, the shares offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares of common stock covered by this prospectus may be limited in their ability to engage in market activities with respect to such shares. The selling stockholders, for example, will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation Regulation M, which provisions may restrict certain activities of the selling stockholders and limit the timing of purchases and sales of any shares of common stock by the selling stockholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the shares offered by this prospectus.

     We, together with J. Whitney Haney, who sold shares to one of the selling stockholders in connection with our private placement of our shares, have agreed to pay the fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

     We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

     We have agreed to use our best efforts to maintain the effectiveness of this registration statement of which this prospectus forms a part until the earliest of (i) the date on which all of the shares have been sold, (ii) the date on which all of the then remaining unsold shares are able to be sold within a 90-day period pursuant to Rule 144 of the Securities Act of 1933, as amended, or (iii) December 3, 2004. We may suspend the selling stockholders' rights to resell shares under this prospectus.

     Our common stock is traded on the New York Stock Exchange under the symbol "PTC." The Transfer Agent and Registrar for our shares of common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                                  LEGAL MATTERS

     The validity of the shares of our common stock offered hereby will be passed upon for us by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.


                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10K/Afor the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares of common stock covered by this prospectus:

1.   Our Annual  Report on Form  10-K/A for the fiscal year ended  December  31,
     2001;

2.   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

3.   Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

4.   Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;
     and

5. The description of our common stock contained in the section entitled "Description of New PAR Capital Stock" contained in Exhibit 28 to our Registration Statement on Form 8-B, filed with the Securities and Exchange Commission on August 23, 1993, pursuant to Section 12(g) of the Exchange Act of 1934.

     We will provide, without charge, a copy of any and all of the information that is incorporated by reference in this prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus, to any person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request. Requests for copies of this information should be directed to Investor Relations, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY
13413-4991, telephone number (315) 738-0600. Our website is http://www.partech.com. Information contained on our website is not a part of this prospectus.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information incorporated by reference, provided in this prospectus or any supplement or to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. However, you should realize that our affairs may have changed since the date of this prospectus. This prospectus will not reflect such changes. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.


                              AVAILABLE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

================================================================================





                                 508,019 shares






                           PAR TECHNOLOGY CORPORATION



                                  Common Stock



                             -----------------------



                                   PROSPECTUS



                               December 24, 2002




                            ------------------------







================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table provides an estimate (other than with respect to the Registration Fee) of the expenses that we expect to incur in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions:


Registration Fee -- Securities and Exchange Commission .............$     328.57
Accounting Fees and Expenses ..................      ...............$  11,000.00
Legal Fees and Expenses ............................................$  20,000.00
Miscellaneous.......................................................$   5,671.43
                                                                    ------------
         TOTAL......................................................$  37,000.00
                                                                    ============

     We, along with J. Whitney Haney, who sold shares to one of the selling stockholders in connection with the private placement of our shares, will bear all expenses shown above. As negotiated in a side letter agreement, Mr. Haney will pay a pro rata portion of some of the expenses shown above, calculated based on the aggregate gross proceeds that we and Mr. Haney receive from the sale of the shares. The expenses covered by this arrangement include legal fees in connection with the execution and performance of the stock purchase agreements and the filing fees in connection with the filing of the registration statement. The selling stockholders will bear all underwriting discounts and selling commissions and stock transfer fees and taxes applicable to the sale of the shares sold pursuant to this prospectus.


Item 15. Indemnification of Directors and Officers.

     Our Certificate of Incorporation, as amended, provides that we shall, to the fullest extent permitted under Delaware General Corporation Law, indemnify all of our directors, except in certain circumstances involving wrongful acts, such as (a) for any breach of the director's duty of loyalty to us or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

     In addition, our By-Laws require us to indemnify any of our directors, officers, employees or agents against all expenses and liabilities reasonably incurred by him or her in connection with any legal action in which such person is involved by reason of his or her position with us unless it is determined that he or she did not act in good faith in the reasonable belief that his or her action was in our best interest. Such indemnification shall include payment by us of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon our receipt of the undertaking of the person indemnified to repay such payment if such person shall ultimately be determined not to be entitled to such indemnification. Our By-Laws require us to maintain, and we do so maintain, an insurance policy insuring our directors and officers against liabilities.

Item 16. Exhibits.

     The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this Registration Statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

4.1  Certificate of Incorporation,  as amended, of the Company (filed as Exhibit
     3.1 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference).

4.2 Certificate of Amendment to the Certificate of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference).

4.3  By-laws  of  the  Registrant,  as  amended  (filed  as  Exhibit  3.3 to the
     Company's   Registration   Statement  on  Form  S-2  (No.   333-04077)  and
     incorporated herein by reference).

4.4 Specimen certificate for shares of the Company's Common Stock (as filed as Exhibit 4 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference).

4.5 Form of Stock Purchase Agreement by and among the Company, J. Whitney Haney and each of the Investors listed on Schedule I thereto (filed herewith).

4.6 Registration Rights Agreement, dated as of December 3, 2002, by and among the Company and the parties named therein (filed herewith).

5.1 Legal Opinion of Testa, Hurwitz & Thibeault, LLP (to be filed pursuant to an amendment hereto).

23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1) (to be filed pursuant to an amendment hereto).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hartford, State of New York, on December 24, 2002.

                                PAR TECHNOLOGY CORPORATION


                            By: /s/John W. Sammon, Jr.
                                -------------------------------------
                                John W. Sammon, Jr.
                                Chairman of the Board and President


                                Power of Attorney

     We, the undersigned officers and directors of PAR Technology Corporation, hereby severally constitute and appoint Ronald J. Casciano and Gregory T. Cortese, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable PAR Technology Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name                                  Capacity                       Date

/s/ John W. Sammon, Jr.        Chairman of the Board,          December 24, 2002
---------------------------    President and
John W. Sammon, Jr.            Director (Principal Executive
                               Officer and Director)


/s/ Charles A. Constantino     Executive Vice President        December 24, 2002
---------------------------    and Director
Charles A. Constantino


/s/ James A. Simms             Director                        December 24, 2002
---------------------------
James A. Simms


/s/ Ronald J. Casciano         Vice President,                 December 24, 2002
---------------------------    Chief Financial Officer,
Ronald J. Casciano             and Treasurer (Principal
                               Financial Officer and
                               Principal Accounting Officer)

                                INDEX TO EXHIBITS

4.1  Certificate of Incorporation,  as amended, of the Company (filed as Exhibit
     3.1 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference).

4.2 Certificate of Amendment to the Certificate of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference).

4.3  By-laws  of  the  Registrant,  as  amended  (filed  as  Exhibit  3.3 to the
     Company's   Registration   Statement  on  Form  S-2  (No.   333-04077)  and
     incorporated herein by reference).

4.4 Specimen certificate for shares of the Company's Common Stock (as filed as Exhibit 4 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference).

4.5 Form of Stock Purchase Agreement by and among the Company, J. Whitney Haney and each of the Investors listed on Schedule I thereto (filed herewith).

4.6 Registration Rights Agreement, dated as of December 3, 2002, by and among the Company and the parties named therein (filed herewith).

5.1 Legal Opinion of Testa, Hurwitz & Thibeault, LLP (to be filed pursuant to an amendment hereto).

23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1) (to be filed pursuant to an amendment hereto).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                  EXHIBIT 4.5

           Form of Stock Purchase Agreement by and among the Company,
                   J. Whitney Haney and each of the Investors


                           PAR TECHNOLOGY CORPORATION

                         INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Stock Purchase Agreement and Investor Questionnaire attached hereto, and all capitalized terms used but not defined herein shall have the respective meaning assigned to each such term in the Stock Purchase Agreement)


A. Complete the following items in the Stock Purchase Agreement and in the Investor Questionnaire:

     1. Provide the information regarding the Investor requested on the signature page to the Stock Purchase Agreement and in the Investor Questionnaire. The Stock Purchase Agreement must be executed by an individual authorized to bind the Investor.

     2. Return the signed Stock Purchase Agreement and Investor Questionnaire to:

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110
                        Attention: Kathy A. Fields, Esq.
                              Phone: (617) 248-7306
                               Fax: (617) 790-0097

     And  fax copies to:

                 PAR Technology Corporation
                 Attn:  Ronald J. Casciano, VP, CFO & Treasurer
                 Phone:  (315) 738-0600 x273
                 Fax:  (315) 738-0411


     An executed original Stock Purchase Agreement and Investor Questionnaire or a fax thereof must be received by 5:00 p.m. Boston time on December 3, 2002.

B. Instructions regarding the transfer of funds for the purchase of Shares will be faxed to the Investor at a later date.

C. To resell the Shares after the Registration Statement covering the Shares is effective:

     1. Provided that a suspension of the Registration Statement is not then in effect pursuant to the terms of the Stock Purchase Agreement, the Investor may sell Shares under the Registration Statement subject to the notification provisions in the Stock Purchase Agreement; provided that the Investor arranges for delivery of a current prospectus to the transferee. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to each Investor and to supply copies to any other parties requiring such prospectuses.

     2. The Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale in the form attached to the Stock Purchase Agreement, so that the Shares may be properly transferred.

                            STOCK PURCHASE AGREEMENT


PAR Technology Corporation
PAR Technology Park
8383 Seneca Turnpike
New Hartford, NY  13413-4991

J. Whitney Haney
c/o PAR Technology Corporation
PAR Technology Park
8383 Seneca Turnpike
New Hartford, NY  13413-4991



Ladies and Gentlemen:

     The undersigned,  _________________________________(the "Investor"), hereby confirms its agreement with you as follows:

1. This Stock Purchase Agreement (the "Agreement") is made as of December 3, 2002 between PAR Technology Corporation, a Delaware corporation (the "Company"), J. Whitney Haney (the "Selling Stockholder" and, together with the Company, the "Sellers") and the Investor.

2. The Company has authorized the sale of up to 400,000 shares (the "Company Shares") of common stock of the Company, $0.02 par value per share (the "Common Stock"), subject to adjustment by the Company's Board of Directors, to certain investors in a private placement (the "Company Offering"). The Selling Stockholder proposes to sell up to 125,000 shares of Common Stock (the "Selling Stockholder Shares" and, together with the Company Shares, the "Shares") to certain investors in a private placement (the "Selling Stockholder Offering" and, together with the Company Offering, the "Offering").

3. The Company, the Selling Stockholder and the Investor agree that the Investor will purchase from the Company and, if applicable, the Selling Stockholder, and the Company and the Selling Stockholder will issue or transfer, as applicable, and sell to the Investor an aggregate of
     ___________ Shares, for a purchase price of $5.30 per share, or an aggregate purchase price of $_______________, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor, certificates representing the Shares purchased by the Investor will be registered in the Investor's name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company,
     (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof. Exceptions:
     ___________________________________________________________________________
     __________________________________________________________________________.
     (If no exceptions, write "none." If left blank, response will be deemed to be "none.")


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 4 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I).

AGREED AND ACCEPTED:

PAR TECHNOLOGY CORPORATION               "INVESTOR"


By:                                      By: __________________________________
     Name:
     Title:                              Print Name:

                                         Title:

                                         Address:

J. Whitney Haney
                                         Tax ID No.:

                                         Contact name:

                                         Telephone:

                                         Name in which Shares
                                         should be registered
                                         (if different):_______________________

                                     ANNEX I

                   TERMS AND CONDITIONS FOR PURCHASE OF SHARES


1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 400,000 Shares. Subject to the terms and conditions of this Agreement, the Selling Stockholder proposes to sell up to 125,000 Shares. Each of the Company and the Selling Stockholder reserves the right to increase or decrease this number. The Shares to be purchased by the Investors may be sold to the Investors by either the Company or the Selling Stockholder, or a combination thereof, as determined by the Company and the Selling Stockholder.

2.   Agreement to Sell and Purchase the Shares; Subscription Date.

     2.1. At the Closing (as defined in Section 3), the Company and, if applicable, the Selling Stockholder will sell to the Investor, and the Investor will purchase from the Company and, if applicable, the Selling Stockholder, upon the terms and conditions hereinafter set forth, the number of Shares set forth in Section 3 of the Stock Purchase Agreement to which these Terms and Conditions are attached at the purchase price set forth thereon.

     2.2. The Sellers are entering into a substantially similar form of Stock Purchase Agreement, including these Terms and Conditions, with the other investors listed along with the Investor on Schedule I hereto (the "Other Investors") and expects to complete sales of Shares to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and the Stock Purchase Agreement to which these Terms and Conditions are attached and the Stock Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements.")

     2.3. The Investor acknowledges that the Company and/or the Selling Stockholder, as applicable, intends to pay First Albany Corporation (in its capacity as Placement Agent for the Shares, the "Placement Agent") a fee with respect to the sales of Shares to the Investors, such fee not to exceed $87,500 in the aggregate plus any related fees and expenses incurred by the Placement Agent in connection with such sales.

3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur on December 3, 2002 (the "Closing Date"), at the offices of Testa, Hurwitz & Thibeault, LLP, the Company's counsel. At the Closing, the Sellers shall deliver to the Investor one or more stock certificates representing, in the aggregate, the number of Shares set forth in Section 3 of the Stock Purchase Agreement, each such stock certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Stock Purchase Agreement, in the name of a nominee designated by the Investor.

     The Seller's obligation to issue or transfer, as applicable, the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Sellers: (a) receipt by the Company and/or the Selling Stockholder, or the nominee designated by the Company and/or the Selling Stockholder, as applicable, of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth in Section 3 of the Stock Purchase Agreement; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

     The Investor's obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(a) the representations and warranties of the Company and/or the Selling Stockholder, as applicable, set forth herein shall be true and complete as of the Closing Date in all material respects; (b) the Investor shall have received such documents as such Investor shall reasonably have requested, including an opinion of Company counsel as to the matters set forth in Section 4.2, and as to exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), of the sale of the Shares; (c) the Company shall not have experienced a material adverse change in its financial condition, results of operations, or prospects; (d) the completion of the purchase and sale under the Agreements with other Investors such that the Offering yields gross proceeds to the Company of $2,000,000; (e) the registration rights agreement in the form previously agreed upon by the Company and the Investors (the "Registration Rights Agreement") shall have been fully executed and delivered to the Investor by the Company; and (f) the Company shall have delivered to Investor a certificate of its Chief Executive Officer dated as of the Closing Date certifying (i) that the representations and warranties of the Company remain true and complete as of the Closing, (ii) that the Company has performed all covenants in the Agreements to be performed by it on or prior to Closing,
(iii) setting forth in detail the capitalization of the Company as of November 27, 2002, (iv) that the Company has not experienced a Material Adverse Effect,
(v) that the Common Stock has not been  suspended  from trading on the NYSE, and
(vi) except for that certain letter from the NYSE dated April 27, 2001, the Company has not received notice from the NYSE or the SEC that it has failed to comply with any material rule or agreement applicable to it.

4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

     4.1. Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries listed on Exhibit 22 to its Annual Report on Form 10-K for the year ended December 31, 2001 (the "Subsidiaries") has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q (the "Form 10-Q") for the quarter ended September 30, 2002, including all exhibits, supplements and amendments thereto (the "SEC Filings"), and is registered or qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties, operations or prospects of the Company and its Subsidiaries, considered as one enterprise ("Material Adverse Effect"), and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     4.2. Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares being purchased by the Investor from the Company hereunder will be duly authorized and validly issued and, upon issuance pursuant to the terms hereof, fully-paid and nonassessable.

     4.3. Non-Contravention. The execution and delivery of the Agreements by the Company, the issuance and sale of the Shares to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreements by the Company and the valid issuance and sale of the Shares to be sold by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

     4.4. Capitalization. The capitalization of the Company as of September 30, 2002 is as set forth in the SEC Filings. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the SEC Filings, or (ii) outstanding warrants, options or other securities disclosed in the SEC Filings. The Shares to be sold by the Company pursuant to the Agreements have been duly authorized and issued, and when issued and paid for in accordance with the terms of the Agreements, will be fully paid and nonassessable. Except (i) as set forth in the SEC Filings and (ii) except for the Company granting to employees, directors, officers, advisors or consultants of the Company rights, warrants or options to acquire, or instruments convertible into or exchangeable for, authorized but unissued shares of Common Stock from a pool of shares of Common Stock reserved by the Company for such purpose and reported in the SEC Filings, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right (except as set forth herein), or other similar right exists with respect to the Shares to be issued and sold by the Company or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares by the Company. Except as disclosed in the SEC Filings, there are no stockholders' agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

     4.5. Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject.

     4.6. No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, or in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any respect in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound.

     4.7. Intellectual Property. (i) Each of the Company and its Subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") that are necessary for the conduct of its business as now conducted, and (ii) neither the Company nor any of its Subsidiaries, to its knowledge, is infringing, or has received any notice of or has any knowledge of any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property.

     4.8. Financial Statements. The financial statements of the Company and the related notes contained in the SEC Filings present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the SEC Filings. The other financial information contained in the SEC Filings has been prepared on a basis consistent with the financial statements of the Company.

     4.9. No Material Adverse Change. Except as otherwise disclosed in the SEC Filings, since December 31, 2001, the Company has not experienced or suffered an event or condition that has caused a Material Adverse Effect.

     4.10.Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement (the "SEC Documents"). The SEC Documents and all other materials filed with the SEC during such period complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company meets the requirements for filing Form S-3 for the resale of the Shares by the Investors and will use its best efforts to maintain S-3 status with the SEC during the Registration Period (as defined below).

     4.11.No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     4.12.NYSE.  The Company's  Common Stock is  registered  pursuant to Section
          12(g) of the Exchange Act and is listed on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE. Upon the Closing, the Company and the Common Stock meet the criteria for continued listing and trading on the NYSE.

     4.13.Listing of the Shares. The Shares being sold by the Company to the Investor pursuant hereto are being issued out of the Company's treasury. Accordingly, the Company is not required to file any additional applications, or pay any additional fees, for the listing of the Shares on the NYSE.

     4.14.Insurance. The Company maintains and will continue to maintain insurance against loss or damage by fire or other casualty and such other insurance, including, but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate consistent with industry practice for the conduct of its business and the value of its properties, all of which insurance is in full force and effect.

     4.15.Environmental  Matters.  The Company and its  Subsidiaries  (i) are in
          compliance in all material respects with any and all applicable and material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any material permit, license or approval.

     4.16.Employment  Matters.  The Company is in  compliance  with all material federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other material labor dispute involving the Company pending, or to the Company's knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees, and the Company's relations with its employees are satisfactory. The Company is not aware that any officer or key employee, or that any group of officers or key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     4.17.Tax  Matters.  The Company has filed all material  federal,  state and local income and franchise and other tax returns required to be filed and has paid or accrued all taxes due in accordance therewith; no material tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any material tax deficiency.

     4.18.No Conflict of  Interest.  The  Company is not  indebted,  directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. Except as set forth in the SEC Documents, none of the Company's officers, directors or employees, or any members of their immediate families, are directly, or indirectly, indebted to the Company or, to the best of the Company's knowledge, have any direct or indirect ownership interest in any entity with which the Company is affiliated or with which the Company has a business relationship, or any entity which competes with the Company, except that officers, directors, employees and/or stockholders of the Company may own stock in (but not exceeding five percent (5%) of the outstanding capital stock of) any publicly traded company that may compete with the Company. Except as set forth in the SEC Documents, none of the Company's officers, directors or employees or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company (other than for services as employees, officers or directors), including without limitation any contract, agreement or arrangement providing for the furnishing of services to or from such person, providing for rental of real property to or from such person, or otherwise providing for payments to or from such person. The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

     4.19.Investment Company. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder and will not become an investment company upon the receipt and application of the net proceeds of this offering.

     4.20.No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Investors in Section 6 of the Agreements, no registration of the Shares under the Securities Act is required in connection with the offer and sale of the Shares by the Company to the Investors as contemplated by the Agreements.

     4.21.Internal  Accounting  Controls.  To the  knowledge  of  the  Company's certifying officers, the Company's financial statements included in the Form 10-Q fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in the Form 10-Q. The Company's certifying officers are responsible for establishing disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and they have (a) designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Form 10-Q is being prepared; (b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within ninety (90) days prior to the filing date of the Form 10-Q (the "Evaluation Date"); and (c) presented in the Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

     4.22.Form D. The Company agrees to file one or more Forms D with respect to the Shares on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to, upon request, provide a copy thereof to the Investors and their counsel.

     4.23.Use of Proceeds. The Company will use the net proceeds from the sale of the Shares as working capital.

     4.24. Integration and Future Financings

          a. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Offering in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the NYSE.

          b. The Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock at a price below the market price of the Common Stock during the period from the date of this Agreement to the effective date of the Registration Statement; provided, however, that nothing in this Section 4.24(b) shall prohibit the Company from issuing securities (i) to employees, directors, officers, advisors or consultants of the Company; (ii) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement; (iii) pursuant to a public offering underwritten on a firm commitment basis registered under the Securities Act; (iv) for the purpose of funding the acquisition of securities or assets of any entity in a single transaction or a series of related transactions; or (v) pursuant to a strategic partnership or alliance agreement, loan agreement, equipment lease or similar commercial agreement (including licensing and similar arrangements).

5. Representations, Warranties and Covenants of the Selling Stockholder. If applicable, the Selling Stockholder hereby represents and warrants to, and covenants with, the Investor as follows:

     5.1 Good and Valid Title. The Selling Stockholder has, and immediately prior to the Closing will have, good and valid title to the Shares, if any, to be sold by the Selling Stockholder hereunder at the Closing, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares free and clear of all liens, encumbrances, equities or claims, will pass to the Investor.

     5.2 Due Authorization; Non-Contravention. The Selling Stockholder has all requisite power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder. No consent, approval, authorization or order of or registration, qualification or filing with, any such court or governmental agency or body is required for the execution and delivery of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

     5.3 Company Information. The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in
          Section 4 hereof are not materially true and correct. The Selling Stockholder is familiar with the SEC Filings, and, except as otherwise disclosed in the SEC Filings, to the knowledge of the Selling Stockholder, the Company has not experienced, since December 31, 2001, an event or condition which has caused a Material Adverse Effect.

     5.4 No Manipulation of Stock. The Selling Stockholder has not taken and will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

6.   Representations, Warranties and Covenants of the Investor.

     6.1 The Investor represents and warrants to, and covenants with, each of the Company, and the Selling Stockholder, as applicable, that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the number of Shares set forth in Section 3 of the Stock Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;
          (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the signature page hereto for use in preparation of the Registration Statement (as defined in Section 8.1(a)) and the answers thereto are true and complete as of the date hereof and will be true and complete as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; (vi) the Investor and the Investor's representatives, if any, have been solely responsible for the Investor's own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for the Investor's own analysis of the fairness and desirability of the terms of the investment; and (vii) the Investor has, in connection with its decision to purchase the number of Shares set forth in Section 3 of the Stock Purchase Agreement, relied only upon the SEC Filings and the representations and warranties of the Company and the Selling Stockholder, as applicable, contained herein. The Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. The Investor has completed or caused to be completed and delivered to the Company and the Selling Stockholder, as applicable, the Investor Questionnaire attached hereto as Exhibit A, which completed questionnaire is true, correct and complete in all material respects.

     6.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of the offering materials in connection with the issue of the Shares, if any, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. The Investor will comply with all applicable laws and regulations in each foreign jurisdiction, if any, in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

     6.3 The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the prospectus forming a part of the Registration Statement, as set forth in Section 8.2(c).

     6.4 The Investor further represents and warrants to, and covenants with, the Company and the Selling Stockholder, as applicable, that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Investor herein may be legally unenforceable.

     6.5 The Investor will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition") the Shares, nor will the Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Shares by the Investor or any person or entity. Such prohibited hedging or other transaction would include, without limitation, effecting any short sale or having in effect a short position (whether or not such sale or position is "against the box" and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates or derived any significant part of its value from the Shares.

     6.6 The Investor understands that nothing in the SEC Filings, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made herein by the Company, the Selling Stockholder and the Investor shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

8.   Registration of the Shares; Compliance with the Securities Act.

     8.1  Registration Procedures and Other Matters. The Company shall:

          (a) subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the Securities and Exchange Commission (the "SEC"), within thirty (30) days after the Closing Date, a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Shares by the Investors from time to time;

          (b) use its best efforts, subject to receipt of necessary information from the Investors after request from the Company to the Investors to provide such information, to cause the Registration Statement to become effective as soon as practicable, but in no event more than ninety (90) days, after the Registration Statement is filed by the Company, and provide prompt notice to the Investor on the day the Registration Statement becomes effective or as soon thereafter as feasible;

          (c) use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not to exceed the earlier of (i) the second anniversary of the Closing Date, (ii) the first date on which the Investor may sell all Shares then held by the Investor within a ninety (90) day period pursuant to Rule 144 under the Securities Act or any other rule of similar effect, or (iii) such time as all Shares purchased by the Investor pursuant to this Agreement have been sold (the "Registration Period");

          (d) furnish to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (e) furnish the Investor a confirmation that at the time of effectiveness the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to make the statements therein, in light of the circumstances they were made, not misleading;

          (f) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (g)  bear all expenses in connection  with the procedures in paragraph
               (a) through (e) of this Section 8.1 and the registration of the Shares pursuant to the Registration Statement; other than fees and expenses, if any, of counsel or other advisors to the Investor or underwriting discounts, brokerage fees and commissions incurred by the Investor; and

          (h) advise the Investor promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued and shall promptly notify the Investor of any such withdrawal. Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Shares.

     8.2  Transfer of Shares After Registration; Suspension.

          (a) The Investor agrees that it will not effect any Disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in
               Section 8.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

          (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 8.2(b)(i); and
               (iii) inform each Investor that the Company has complied with its obligations in Section 8.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 8.2(b)(i) hereof when the amendment has become effective).

          (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, would necessitate the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the prospectus so suspended to be resumed as soon as practicable within 20 business days after the delivery of a Suspension Notice to the Investor.

          (d) Notwithstanding the foregoing paragraphs of this Section 8.2, the Investor shall not be prohibited from selling Shares under the Registration Statement as a result of any Suspension (i) on more than two occasions in any twelve-month period, (ii) of a duration of more than 30 business days or (iii) commencing within 30 business days of the end of any prior Suspension (unless the second Suspension is caused by a different and unrelated event or events than that which caused the initial Suspension), unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph 8.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

          (e) Provided that a Suspension is not then in effect, the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Shares.

          (f) In the event of a sale of Shares by the Investor pursuant to the Registration Statement, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a completed Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A to Annex II, so that the Shares may be properly transferred.

     8.3  Indemnification. For the purpose of this Section 8.3:

     (i) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1; and

     (ii) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (a) The Company agrees to indemnify and hold harmless the Investor (and each officer, director or controlling person of the Investor) from and against any losses, claims, damages or liabilities to which the Investor may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, or (iii) a breach of any representation, warranty or covenant made by the Company in this Agreement, and the Company will reimburse the Investor for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (x) an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investor specifically for use in the preparation of the Registration Statement, (y) the failure of the Investor to comply with its covenants and agreements contained in Section 8.2 hereof respecting sale of the Shares, or
               (z) any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor. The Company shall reimburse the Investor (or such officer, director or controlling person) for the amounts provided for herein on demand as such expenses are incurred.

          (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) and the Selling Stockholder, as applicable, from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) or the Selling Stockholder, as applicable, may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by the Investor to comply with the covenants and agreements contained in
               Section 8.2 hereof respecting sale of the Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person) or the Selling Stockholder, as applicable, on demand, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor's obligation to indemnify the Company and the Selling Stockholder, as applicable, shall be limited to the amount received by the Investor from the sale of the Shares.

          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified person under this Section 8.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 8.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any
               indemnified   person   is  or  could   have   been  a  party  and
               indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 8.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and the Selling Stockholder, as applicable, on the one hand and the Investor, as well as any of the other Investors under such Registration Statement, on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company or the Selling Stockholder, as applicable, on the one hand or specifically for use in the preparation of the Registration Statement by the Investor, or any of the other Investors, on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection
               (d) were determined by pro rata allocation (even if the Investor and other Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the net amount by which the amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of
               Section 11(f)  of  the  Securities  Act)  shall  be  entitled  to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute shall be in proportion to its sale of Shares to which such loss relates and shall not be joint with any other Investors.

          (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel (or waived such right) during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
               Section 8.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 8.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8.3 and further agree not to attempt to assert any such defense.

     8.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 6 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     8.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish to the Investor upon the Investor's request:

          (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and
               (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

          (b) all exhibits excluded by the parenthetical to subparagraph (a) of this Section 8.5 as filed with the SEC and all other information that is made available to shareholders; and

          (c) an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses; and upon the reasonable request of the Investor, the Company will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with the Investor if the Investor is conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, however, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

     8.6 Transfer of Registration Rights. The right to require the Company to maintain the Registration Statement for the sale of the Shares shall automatically be assigned to (i) the Listed Transferees and (ii) any person to whom the Investor transfers twenty percent (20%) or more of the Shares purchased by the Investor and retained by the Investor after the transfer to the Listed Transferees.

9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified airmail, three business days after so mailed,
     (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

          (a)  if to the Company, to:

               PAR Technology Corporation
               PAR Technology Park
               8383 Seneca Turnpike
               New Hartford, NY  13413-4991
               Attention: Ronald J. Casciano, VP, CFO & Treasurer
               Fax:  315-738-0411

          (b)  with a copy to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, MA  02110
               Attention:  Kathy A. Fields, Esq.
               Fax:  617-790-0097

          (c) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company, the Investor and, if applicable, the Selling Stockholder.

11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such information and requirements.

16. Confidential Information. The Investor represents to the Company that, at all times during the Company's offering of the Shares, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, has not traded in the Company's securities on the basis of any non-public information and covenants that it will continue to maintain in confidence such information until such information becomes generally publicly available other than through a violation of this provision by the Investor or its agents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                    Investors
                                    ---------


E*Capital Corporation

Gary S. Siperstein and Mynde S. Siperstein JT TEN

S. Harry Siperstein, TTEE of the S. Harry Siperstein Trust, dated 12/13/85, as amended

Charles H. Tanner, in Contributory IRA

                                    EXHIBIT A
                PAR TECHNOLOGY CORPORATION INVESTOR QUESTIONNAIRE
                (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:  PAR Technology Corporation

     This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $.02 per share, of PAR Technology Corporation (the "Securities"). The Securities are being offered and sold by PAR Technology Corporation (the "Corporation") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by the potential investor will be used in determining whether such investor meets such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

     This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Except as expressly permitted herein, the potential investor's answers are to be kept strictly confidential. However, by signing this Questionnaire the potential investor will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that such investor otherwise satisfies the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type the responses and attach additional sheets of paper if necessary to complete the answers to any item.

A.   BACKGROUND INFORMATION

Name: _________________________________________________________________________

Business Address: _____________________________________________________________
                                   (Number and Street)
_______________________________________________________________________________
(City)                      (State)                             (Zip Code)

Telephone Number:(___)_________________________________________________________

Residence Address: ____________________________________________________________
                                     (Number and Street)

_______________________________________________________________________________
(City)                      (State)                             (Zip Code)

Telephone Number:(___)_________________________________________________________

If an individual:
Age: __________  Citizenship: ___________  Where registered to vote: __________

If a corporation, partnership, limited liability company, trust or other entity:

    Type of entity: ___________________________________________________________

    State of formation: _________________   Date of formation: ________________

Social Security or Taxpayer Identification No. ________________________________

Send all correspondence to (check one):
____ Residence Address ____ Business Address

B.   STATUS AS ACCREDITED INVESTOR

     The undersigned is an "accredited investor" as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):(FN1)

____ (1) a bank as defined in  Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the
     investment   decision  is  made  by  a  plan   fiduciary,   as  defined  in
     Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____ (3) an organization  described in Section 501(c)(3) of the Internal Revenue
     Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

____ (4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

____ (5) a natural person who had an individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in 2000 and 2001 and has a reasonable expectation of reaching the same income level in 2002;

____ (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

____ (7) an entity in which all of the equity  owners are  accredited  investors
     (as defined above).

__________________________

     (FN1) As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

C.   REPRESENTATIONS

     The undersigned hereby represents and warrants to the Corporation as follows:

1. Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2. The information contained herein is complete and accurate and may be relied upon by the Corporation, and the undersigned will notify the Corporation immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

3. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4. The undersigned acknowledges that there may occasionally be times when the Corporation determines that it must suspend the use of the prospectus forming a part of the Registration Statement (as such term is defined in the Stock Purchase Agreement to which this Questionnaire is attached), as set forth in Section 8.2(c) of the Stock Purchase Agreement. The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the undersigned would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned's net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

5. In addition to reviewing the Corporation's filings with the Securities and Exchange Commission, the undersigned has carefully considered the potential risks relating to the Corporation and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned's entire investment.

          IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of _______ ___, 2002, and declares under oath that it is truthful and correct.



                                         _____________________________________
                                         Print Name


                                         By:__________________________________
                                                       Signature

                                         Title: ______________________________
                                                (required for any purchaser that
                                                 is a corporation, partnership,
                                                 trust or other entity)

                                    Annex II

                       LETTER REGARDING RESALE PROCEDURES

                              [Company Letterhead]


                                 _________, 2002



Re:  PAR   Technology   Corporation;   Registration   Statement   on  Form   S-3
     ---------------------------------------------------------------------------

Dear Selling Shareholder:

     Enclosed please find five (5) copies of a prospectus dated ______________, ____ (the "Prospectus") for your use in reselling your shares of common stock, $.02 par value (the "Shares"), of PAR Technology Corporation (the "Company"), under the Company's Registration Statement on Form S-3 (Registration No. 333- ) (the "Registration Statement"), which has been declared effective by the Securities and Exchange Commission. As a selling shareholder under the
Registration Statement, you have an obligation to deliver a copy of the Prospectus to each purchaser of your Shares, either directly or through the broker-dealer who executes the sale of your Shares.

     The Company is obligated to notify you in the event that it suspends trading under the Registration Statement in accordance with the terms of the Stock Purchase Agreement between the Company and you. During the period that the Registration Statement remains effective and trading thereunder has not been suspended, you will be permitted to sell your Shares that are included in the Prospectus under the Registration Statement. Upon a sale of any Shares under the Registration Statement, you or your broker will be required to deliver to the Transfer Agent, Registrar and Transfer Company, (1) your restricted stock certificate(s) representing the Shares, (2) instructions for transfer of the Shares sold and (3) a representation letter from your broker, or from you if you are selling in a privately negotiated transaction, or from such other appropriate party, in the form of Exhibit A attached hereto (the "Representation Letter"). The Representation Letter confirms that the Shares have been sold pursuant to the Registration Statement and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale was made in accordance with all applicable securities laws, including the prospectus delivery requirements.

     Please note that you are under no obligation to sell your Shares during the registration period. However, if you do decide to sell, you must comply with the requirements described in this letter or otherwise applicable to such sale. Your failure to do so may result in liability under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Please remember that all sales of your Shares must be carried out in the manner set forth under the caption "Plan of Distribution" in the Prospectus if you sell under the Registration Statement. The Company may require an opinion of counsel reasonably satisfactory to the Company if you choose another method of sale. You should consult with your own legal advisor(s) on an ongoing basis to ensure your compliance with the relevant securities laws and regulations.

     You must notify the undersigned if you enter into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Depending on the circumstances, such transactions may require the filing of a supplement to the Prospectus in order to update the information set forth under the caption "Plan of Distribution" in the Prospectus.

     Should you need any additional copies of the Prospectus, or if you have any questions concerning the foregoing, please write to me at PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991. Thank you.

                                      Sincerely,

                                      /s/Ronald J. Casciano
                                      ---------------------
                                      Ronald J. Casciano
                                      VP, CFO & Treasurer

                                                                   Exhibit A

                         CERTIFICATE OF SUBSEQUENT SALE

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ  07016



     RE: Sale of Shares of Common Stock of PAR Technology Corporation (the "Company") pursuant to the Company's Prospectus dated _____________, ____ (the "Prospectus")

Dear Sir/Madam:

     The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all securities laws applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Shareholder (the beneficial owner):_____________________________________

Record Holder (e.g., if held in name of nominee):_______________________________

Restricted Stock Certificate No.(s):____________________________________________

Number of Shares Sold:__________________________________________________________

Date of Sale:___________________________________________________________________

     In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                           Very truly yours,

Dated:___________________                  By:______________________________

                                           Print Name:______________________

                                           Title:___________________________

cc: PAR Technology Corporation
    PAR Technology Park
    8383 Seneca Turnpike
    New Hartford, NY  13413-4991
    Attn:  Ronald J. Casciano, VP, CFO & Treasurer

                                  EXHIBIT 4.6

                          Registration Rights Agreement
                          dated as of December 3, 2002
             by and among the Company and the parties named therein


                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT is entered into as of December 3, 2002 (this "Agreement"), by and among PAR Technology Corporation (the "Corporation"), E*Capital Corporation ("E*Capital"), Gary S. Siperstein and Mynde Siperstein ("Gary and Mynde Siperstein"), S. Harry Siperstein ("Harry Siperstein") and Charles Tanner ("Tanner"). E*Capital, Gary and Mynde Siperstein, Harry Siperstein and Tanner are referred to herein individually as an "Investor" and collectively as the "Investors."


                                    RECITALS

     WHEREAS, pursuant to those certain Stock Purchase Agreements, each dated as of the date hereof (collectively, the "Purchase Agreements"), by and among the Corporation, the Selling Stockholder (as defined in the Purchase Agreement) and each of the Investors, the Corporation and the Selling Stockholder have agreed to sell to the Investors, and the Investors have agreed to purchase from the Corporation, an aggregate of 508,019 shares of Common Stock (as defined below);

     WHEREAS, the Corporation desires that the Investors purchase the Common Stock; and

     WHEREAS, in connection with the sale of the Common Stock by the Corporation and the Selling Stockholder to the Investors, and in order to induce the Investors to purchase the Common Stock, the parties hereto desire to enter into certain arrangements relating to the Investors' ownership of the Registrable Securities (as defined below).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

     Section 1.1. Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

     "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person, and that Person's spouse, estate, personal representative or lineal descendants or any trust for the benefit of such Person and/or such Person's spouse and/or such Person's lineal descendants or any entities controlled by such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" shall have the meaning set forth in the preamble hereto.

     "Board of Directors" shall mean the Board of Directors of the Corporation.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to not open or remain closed.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the shares of common stock, par value $0.02 per share, of the Corporation.

     "Corporation" shall have the meaning set forth in the preamble hereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Investor" and "Investors" shall have the meanings set forth in the preamble hereto.

     "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

     "Purchase Agreements" shall have the meaning set forth in the recitals hereto.

     "Registrable Securities" means the shares of Common Stock purchased by the Investors pursuant to the Purchase Agreements.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Stockholder" shall have the meaning set forth in the recitals hereto.

     "Underwritten Offering" shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

     Section 1.2. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II

                               REGISTRATION RIGHTS

     Section 2.1. Registration on Form S-3. In addition to the registration rights granted to the Investors in the Purchase Agreements, an Investor may request in writing, at any time the Registration Statement prepared and filed by the Corporation in compliance with Section 7.1 of the Purchase Agreements is not current and effective and the Corporation is so eligible, that the Corporation file a Registration Statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities.
Following receipt of such written notice, the Corporation shall immediately notify any Investor from whom notice has not been received, and any such Investor shall then be entitled within ten (10) days thereafter to request the Corporation to include in the requested registration all or any portion of its shares of Registrable Securities. The Corporation shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice (and in all notices received by the Corporation from any other Investor within ten (10) days after the giving of such notice by the Corporation). Whenever the Corporation is required by this Section 2.1 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.5 shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on Form S-3 or any successor thereto that may be requested and obtained under this Section 2.1. Notwithstanding any of the foregoing, the Corporation shall not be required to effect a registration pursuant to this Section 2.1 if (a) the Corporation is not a registrant entitled to use Form S-3 or any successor thereto to register such shares of Registrable Securities for a public offering, (b) the reasonably anticipated aggregate price to the public of the shares of Registrable
Securities to be included in the requested registration would not exceed $500,000, or (c) the Corporation has already effectuated two (2) registrations pursuant to this Section 2.1 in the preceding twelve (12) months.

     Section 2.2. Priority on Registration on Form S-3. In the event that a registration pursuant to Section 2.1 is for an Underwritten Offering, the right of the Investors to enter into a registration statement pursuant to Section 2.1 shall be conditioned on the Investors' participation in the underwriting arrangement required by this Section 2.2, and the inclusion of the Investors' Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Corporation shall (together with the participating Investors and all other holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Investors proposing to distribute securities through such underwriting, with such selection of the managing underwriter to be subject to the reasonable approval of the Corporation. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the Registrable Securities to be included in such registration and underwriting (provided that securities of all other security holders are not included therein) in such manner that the shares to be sold shall be allocated among the selling Investors pro rata based on the number of shares of Registrable Securities being requested by each Investor to be included in such underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     The Corporation shall be entitled to register securities for sale for its own account in any registration requested pursuant to Section 2.1 unless the managing underwriter shall indicate in writing to the Investor or Investors requesting the registration that the inclusion of the shares to be sold for the account of the Corporation will adversely affect the registration, the price of the shares to be sold and the number of shares of Registrable Securities to be sold. The Corporation may not cause any other registration of securities for sale for its own account (other than registration statements on Form S-4, S-8 or any successor thereto) to be initiated after a registration requested pursuant to Section 2.1 and to become effective less than 90 days after the effective date of any registration requested pursuant to Section 2.1.

     Section 2.3. Incidental Registration.

     (a) If the Corporation, at any time that the Registration Statement prepared and filed by the Corporation in compliance with Section 7.1 of the Purchase Agreements is not current and effective, proposes to register (other than pursuant to Section 2.1) any of its capital stock or other equity securities (including any securities convertible into or exchangeable for equity securities) under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), the Corporation shall, at such time, give at least fifteen (15) days prior written notice to the Investors of its intentions to file a registration statement under the Securities Act. Upon the written request of any Investor given within ten (10) days after the receipt of such notice by the Corporation (which request shall specify the aggregate number of Registrable Securities owned by such Investor that such Investor elects to be registered), the Corporation shall, subject to the terms hereof, use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be covered by the registration statement proposed to be filed by the Corporation; provided, however, that if, prior to or after the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason to terminate or withdraw such registration, the Corporation shall give written notice of such determination to each Investor that proposed selling Registrable Securities and, thereupon, shall be relieved of its obligation under this Section 2.3 to register any Registrable Securities in connection with such aborted registration.

     (b) In the event that a registration pursuant to this Section 2.3 is for an Underwritten Offering, the Corporation shall promptly so advise the Investors. In such event, the right of the Investors to enter into a registration statement pursuant to this Section 2.3 shall be conditioned on the Investors' participation in the underwriting arrangements required by this Section 2.3, and the inclusion of the Investors' Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Corporation (together with the participating Investors and other holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter selected by the Corporation. Notwithstanding any other provision of this Section 2.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares to be included in the underwriting and allocate the shares in priority as follows: (i) all shares of Common Stock proposed to be underwritten on behalf of the Corporation for its own account; and then (ii) all shares of Registrable Securities proposed to be underwritten on behalf of each requesting Investor, or if less than all, such number of shares of Registrable Securities proposed to be underwritten on behalf of each Investor as is determined pro rata based on the number of shares of Registrable Securities being requested by each Investor to be included in such underwriting; and then (iii) all other shares of Common Stock proposed to be included in such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     If an Investor disapproves of the terms of the underwriting, such Investor may elect to withdraw therefrom by written notice to the Corporation, the managing underwriter and the other holders proposing to distribute their securities through such underwriting. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     Section 2.4. Expenses of Registration. The Corporation shall bear and pay all reasonable and documented expenses other than underwriting fees, discounts and commissions relating to shares of Registrable Securities incurred in connection with each registration, filing or qualification pursuant to this Agreement, including (without limitation) all registration, blue sky, securities exchange or listing fees, filing and qualification fees, printing and accounting fees (including for audits and comfort letters), and fees and disbursements of one counsel for the Investor. Underwriting fees, discounts and commissions relating to the shares of Registrable Securities included in a registration pursuant to this Agreement shall be borne and paid ratably by each Investor in proportion to its participation in such registration.

     Section 2.5. Registration Procedures. If and whenever the Corporation is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Corporation will, as expeditiously as reasonably possible:

     (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified on paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

     (c) furnish to each seller of Registrable Securities covered by such registration statement such number of copies of such registration statement and the prospective included therein (including each preliminary prospectus) as such Person may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such registration statement;

     (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the sellers of the Registrable Securities covered by such registration statement or, in the case of an Underwritten Offering, the managing underwriter shall reasonably request; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to general taxation in any jurisdiction where it is not then so subject;

     (e) cooperate with the sellers of the Registrable Securities covered by such registration statement and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable
Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as each Investor or the managing underwriter, if any, may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

     (f) immediately notify each seller of Registrable Securities, at any time when the registration statement is required to be kept effective under clause
(b) of this Section 2.5, of the Corporation becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances existing at such time;

     (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

     (h) use its best efforts to list such Registrable Securities on any securities exchange or quoted on a quotation system on which the Common Stock is then listed or quoted, and provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

     (i) upon request, use its best efforts to furnish:

     (i) an opinion of counsel for the Corporation, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the requesting seller of Registrable Securities and the managing underwriter, if any; and

     (ii) a "comfort" letter, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Corporation's financial statements included in such registration statement, covering such matters with respect to such registration statement as are customarily covered in accountants' letters delivered to the underwriters in underwritten offerings of securities as may reasonably be requested by the requesting seller of Registrable Securities and the managing underwriter, if any;

     (j) make available for inspection by each seller of Registrable Securities, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Person or any such underwriter (individually, an "Inspector" and collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation as shall be reasonably necessary to enable them to exercise their due diligence responsibilities (collectively, the "Records"), and cause all of the Corporation's officers, directors and employees to supply all information reasonably requested by an Inspector; provided that each Investor agrees that non-public information obtained by it as a result of such inspections shall be deemed confidential and acknowledges its obligations under the federal securities laws not to trade any securities of the Corporation on the basis of material non-public information. The rights granted pursuant to this subsection
(j) may not be assigned or otherwise conveyed by such Person or by any subsequent transferee of any such rights without the written consent of the Corporation, which consent shall not be unreasonably withheld; provided that the Corporation may refuse such written consent if the proposed transferee is a competitor of the Corporation as determined by the Board of Directors; and provided, further, that no such written consent shall be required if the transfer is made to a party who cannot reasonably be deemed to be a competitor of the Corporation and who is a parent, subsidiary, affiliate, partner or group member of such person; and

     (k) take such other reasonable steps that are necessary or advisable to permit the sale of such Registrable Securities.

     The Investors agree that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in clause (f) of this
Section 2.5, the Investors will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of a supplemented or amended prospectus and, if so directed by the Corporation, the Investors will deliver to the Corporation (at the Corporation's expense) all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of the Corporation's notice.

     Section 2.6. Furnishing of Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this
Article II that each Investor selling Registrable Securities under the applicable registration statement shall have furnished to the Corporation such information as the Corporation shall request regarding such Investor, the shares of Registrable Securities held by it, and the intended method of disposition of such shares of Registrable Securities as shall be required to effect the requested registration. Upon request, the Corporation shall provide each Investor with copies of all correspondence with the Commission related to any registration statement filed pursuant to this Article II and in which the Investor is participating on a reasonably prompt basis.

     Section 2.7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its best lawful efforts to:

     (a) make and keep public certain information regarding the Corporation available, as those terms are understood and defined in Rule 144 under the Securities Act;

     (b) file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

     (c) so long as any Investor owns any Registrable Securities, furnish to such Investor forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents of the Corporation and other information in the possession of or reasonably obtainable by the Corporation as such Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing such Investor to sell any such securities without registration.

     Section 2.8. Transfer of Registration Rights. Except as specifically provided herein, including Section 2.5(j), the rights granted to an Investor under this Article II may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by an Investor provided that the transferee is a Listed Transferee (as defined in the Purchase Agreement between the Company and E*Capital), or (i) such transfer may be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires all of the Registrable Securities held by such Investor or, in the case of E*Capital, acquires 20% or more of the Registrable Securities retained by E*Capital after the transfers to the Listed Transferees, and (iii) such Investor notifies the Corporation in writing of the transfer or assignment, stating the name and the address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and the assignee or transferee agrees in writing to be bound by the provisions of this Agreement. Such assignee or transferee shall be deemed to be an "Investor" for purposes of this Agreement.

     Section 2.9. Limitation on Subsequent Registration Rights. The Corporation shall not grant to any third party any registration rights inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect; provided, however, that the Corporation may grant to a third party piggy-back registration rights upon the approval of such grant by a majority of the Board of Directors.

     Section 2.10. Standoff Period. If at the time of any request to register Registrable Securities pursuant to Section 2.1 the Corporation is preparing or within thirty (30) days thereafter commences to prepare a registration statement for a public offering (other than in connection with a registration requested pursuant to Section 2.1 or the registration of equity securities issued or issuable pursuant to an employee stock option, stock purchase, stock bonus or similar plan) which in fact is filed and becomes effective within ninety (90) days after the request, or is engaged in any activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration to the detriment of the Corporation, then the Corporation may at its option direct that such request be delayed for a period not to exceed ninety (90) days in any 12-month period, provided that the Corporation may so direct only once in each 12-month period. Nothing in this Section 2.10 shall preclude the Investor from enjoying registration rights which it might otherwise possess under Section 2.3.

                                   ARTICLE III

                                 INDEMNIFICATION

     Section 3.1. Definitions. For the purpose of this Article III, (a) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or related to any registration statement effected pursuant to this Agreement; and (b) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Section 3.2. Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each seller of Registrable Securities pursuant to a Registration Statement (and each officer, director or controlling person of each such Person) from and against any losses, claims, damages or liabilities to which each such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Corporation to fulfill any undertaking included in the Registration Statement, and the Corporation will reimburse each such Person for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Corporation shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (x) an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Corporation by or on behalf of any such seller specifically for inclusion in the Registration Statement, (y) the failure of any such seller to comply with its covenants and agreements contained herein respecting sale of Registrable Securities, or (z) any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the selling Investors prior to the pertinent sale or sales by such Person. The Corporation shall reimburse the indemnified party for the amounts provided for herein on demand as such expenses are incurred.

     Section 3.3. Indemnification by the Investor. Each seller of Registrable Securities agrees to indemnify and hold harmless the Corporation (and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act, each officer of the Corporation who signs the Registration Statement and each director of the Corporation) from and against any losses, claims, damages or liabilities to which the Corporation (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by such seller to comply with the covenants and agreements contained herein respecting sale of the Registrable Securities, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of such seller specifically for use in preparation of the Registration Statement, and such seller will reimburse the Corporation (or such officer, director or controlling person), on demand, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the such seller's obligation to indemnify any party hereunder shall be limited to the amount received by such seller from the sale of the Registrable Securities.

     Section 3.4. Notice. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Article III, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified person under this Article III (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Article III. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

     Section  3.5.  Contribution.  If the  indemnification  provided for in this
Article III is unavailable to or insufficient to hold harmless an indemnified person under Sections 3.2 or 3.3 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Corporation on the one hand and the Investors selling shares of Registrable Securities in the offering, as well as all other shareholders offering securities in the offering (the "Selling Shareholders"), on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Corporation on the one hand or an Investor selling shares of Registrable Securities in the offering, or any of the other Selling Shareholders, on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Corporation and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation (even if the Investors and the other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 3.5. The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 3.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.5, the Investors shall not be required to contribute any amount in excess of the amount by which the amount received by such Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Investor's obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joint with any other Investor or any Selling Shareholders. Section 3.6. Underwriting Agreements. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     Section 3.7. Waiver of the Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Article III, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Article III fairly allocate the risks in light of the ability of the parties to investigate the Corporation and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties have been advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Article III, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Article III and further agree not to attempt to assert any such defense.


                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified airmail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

            (a)      if given to the Corporation, at the following address:

                           PAR Technology Corporation
                           PAR Technology Park
                           8383 Seneca Turnpike
                           New Hartford, NY  13413-4991
                           Attention: Ronald J. Casciano, VP, CFO & Treasurer
                           Fax:  315-738-0411


            (b)      with a copy to:

                           Testa, Hurwitz & Thibeault, L.L.P.
                           125 High Street
                           Boston, MA 02110
                           Telecopy:  617-248-7100
                           Attention:  Kathy A. Fields, Esq.

     (c) If to an Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Corporation in writing with a copy to the additional address or addresses furnished by the Investors.

     Section 4.2. Amendments. This Agreement may not be modified or amended, and no provision hereof may be waived, except pursuant to an instrument in writing signed by the Corporation and the holders of a majority of the outstanding shares of Registrable Securities that are subject to this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     Section 4.3. Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     Section 4.4. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 4.4 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     Section 4.5. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     Section 4.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

     Section 4.7. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement.

     Section 4.8. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     Section 4.9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

     Section 4.10. Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and, except as otherwise provided herein, supersedes all prior agreements and understandings pertaining thereto.

     Section 4.11. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

     Section 4.12. Termination. The rights of each Investor under this Agreement shall terminate upon the earlier of such time as such Investor (a) has sold or otherwise disposed of all the Registrable Securities held by it or (b) is able to sell, within any three month period, all of the Registrable Securities beneficially owned by it pursuant to Rule 144 under the Securities Act.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.



                            PAR TECHNOLOGY CORPORATION




                            By:    /s/ Ronald J. Casciano
                                   -------------------------
                                   Name:  Ronald J. Casciano
                                   Title: Vice President,
                                          Chief Financial Officer and Treasurer
                                   Address: PAR Technology Park
                                            8383 Seneca Turnpike
                                            New Hartford, NY 13413



                            E*CAPITAL CORPORATION




                            By:     /s/ Eric Wedbush
                                    -------------------
                                    Name:  Eric Wedbush
                                    Title: Executive Vice President
                                    Address:  1000 Wilshire Blvd.
                                              Los Angeles, CA 90017



                                    /s/ Gary S. Siperstein and Mynde Siperstein
                                    -------------------------------------------
                                    Gary S. Siperstein and Mynde Siperstein
                                    Address: 130 Joseph Court
                                             Warwick, RI  02886




                                    /s/ S. Harry Siperstein
                                    -----------------------
                                    S. Harry Siperstein
                                    Address: 91 Rutland Street
                                             Cranston, RI  02920


                                    /s/ Charles Tanner
                                    -----------------------
                                    Charles Tanner
                                    Address: 9 Shore Drive
                                             Warren, RI  02885

                                  EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2002 relating to the financial statements and financial statement schedules, which appears in PAR Technology Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Syracuse, New York
December 20, 2002

























                                      E-3